Exhibit 10.49

AMENDMENT 1

(Dated January 4, 2005)

MANAGEMENT AGREEMENT
Between
SUPERCONDUCTOR TECHNOLOGIES INC.
And
TRILOGY ENTERPRISES LLC

The Management Agreement (“Agreement”) by and between SUPERCONDUCTOR TECHNOLOGIES INC. (“STI”), a Delaware Corporation, located at 460 Ward Drive, Santa Barbara, CA 93111, and Trilogy Enterprises LLC (“TE”), a California Limited Liability Company, located at [OMITTED], executed on July 19, 2004, is hereby amended as of January 4, 2005 (“Amendment Effective Date”) as follows:

1.	TERM (Sec. 8. TERM/TERMINATION in Agreement) — Principal’s engagement under Agreement shall be extended until July 31, 2005. All other provisions in Sec. 8 of Agreement shall remain unchanged.

2.	COMPENSATION (Sec. 3 COMPENSATION in Agreement) — The Non-Qualified Stock Options on fifty thousand (50,000) share of STI common stock awarded to Principal under Agreement will vest as of January 19, 2005. All other provisions in Sec. 3 of Agreement shall remain unchanged, including the monthly compensation paid to Principal for services, and the provision for additional incentive payment to Principal, based on meeting objectives to be mutually defined for the remainder of the engagement.

All Sections of Agreement not mentioned above shall remain unchanged.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below.

SUPERCONDUCTOR TECHNOLOGIES INC.		TRILOGY ENTERPRISES LLC

By:		By:
	M. Peter Thomas Henry President and CEO		Henry A. Macchio President

Date:		Date:

MANAGEMENT AGREEMENT

Between
SUPERCONDUCTOR TECHNOLOGIES INC.
And
TRILOGY ENTERPRISES LLC

This Management Agreement (“Agreement”) is made effective as of July 19, 2004, (“Effective Date”) by and between SUPERCONDUCTOR TECHNOLOGIES INC. (“STI”), a Delaware Corporation, located at 460 Ward Drive Santa Barbara, CA 93111, and Trilogy Enterprises LLC (“TE”), a California Limited Liability Company, located at [OMITTED].

     WHEREAS STI is engaged in the business of providing products, and services to the domestic and international wireless telecommunications industry,

     WHEREAS TE is engaged in the business of Business Development, Management Consultation, Acquisitions and Mergers in wireless communications, and Henry A. Macchio (“Principal”) is President of Trilogy Enterprises LLC,

     WHEREAS STI desires to engage the services of TE and Principal, and TE and Principal agree to provide such services as herein outlined,

     THEREFORE, the parties agree as follows:

1. ENGAGEMENT. STI shall engage Principal, and appoints Principal as Acting Vice .President . of Product Marketing. Principal shall provide to STI the services described on the attached Exhibit A. Such services shall be provided at such place(s) as the needs, business, or opportunities of STI may require from time to time. Principal accepts and agrees to such engagement, and agrees to be subject to the advice and direction of the CEO of STI, and agrees to comply with all of the rules, regulations and management principles of STI — as set forth in STI’s Employee Handbook including without limitation compliance with Import-Export Regulations, the rules and regulations promulgated pursuant to the Securities and Exchange Act, and the Foreign Corruption Practice Act.

3. COMPENSATION. As compensation for the services provided by Principal under this Agreement, STI will pay TE a monthly amount of $16,667 payable on the last business day of the month. Upon termination of this Agreement, payments under this section shall cease; provided, however, TE shall be entitled to payments for periods or partial periods that occurred prior to the date of termination for which TE has not yet been paid.

In addition to the payments under the preceding paragraph, STI will make incentive payments of thirty percent (30%) of compensation received at the end of the engagement of TE based upon performance. The performance objectives, metrics and incentive payment formula will be developed by written mutual agreement subsequent to the execution of this Agreement.

After the August 3, 2004 Board of Directors meeting and with its approval, STI will award TE non-employee, Non-Qualified Stock Options on fifty thousand (50,000) shares of STI common stock, which will cliff vest at the end of the assignment if the performance objectives referred to in the preceding paragraph are met; otherwise it will vest on December 31, 2006. The option will be exercisable until December 31, 2006.

4. EXPENSE REIMBURSEMENT. STI will reimburse Principal for “out-of-pocket” expenses incurred on behalf of STI in accordance with STI’s guidelines then in effect.

STI / TE Management Agreement July 1, 2004	STI___
TE___

5. CONFIDENTIALITY. Principal recognizes that STI has and will have confidential information including, without limitation, proprietary, technological, marketing, sales, distribution, operating, performance, cost, know-how, business and process information, financial information or reports, market studies, contracts, proposed products and services to be offered or strategic alliances entered into or to be entered into, and similar business, financial and proprietary information, and other vital information items (collectively, “Information”) which are valuable, special and unique assets of STI. Principal agrees that Principal will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of STI. A violation by Principal of this paragraph will justify legal and/or equitable relief, including STI seeking an injunction to restrain Principal from unauthorized disclosure

The confidentiality provisions of this Agreement shall remain in full force and effect for a two (2) year period after the termination of this Agreement.

6. INVENTIONS, DISCLOSURES, AND IMPROVEMENTS. Any invention, improvement, design, proposal, or any other patentable or copyrightable interest, or similar interest, which Principal’s work for STI has or may be concerned shall be the exclusive property of STI. Any invention, improvement, design, proposal, or any other patentable or copyrightable interest, based on proprietary information to which Principal is exposed in the course of engagement with STI shall be the exclusive property of STI.

Principal agrees to make full and prompt disclosure in writing to an officer or official of STI or to anyone designated for that purpose by STI, of all subject matter related to above. Upon request by STI, Principal shall assign to STI full right, title, and any other applicable interest to all inventions, improvements, designs, proposals, or any other patentable or copyrightable interests, or similar interests, identified in above.

Principal further agrees that any and all written material, including but not limited to, records, drawings or work notes, made by Principal in connection with the services performed under this Agreement; or in connection with any ideas or inventions made or conceived by Principal, shall be the sole and exclusive property of STI. STI has the sole right to obtain copyrights upon any such writings or patents for any inventions contained in this clause.

7. COMPETITION. Principal warrants that Principal is not now affiliated with or employed by commercial parties engaged in services of the type described in Exhibit A and covering the term of this Agreement, and Principal further warrants that he is not bound by any agreement which, by its terms, would conflict with the terms of this Agreement .

8. TERM/TERMINATION. Principal’s engagement under this Agreement shall be for six (6) months, beginning on the Effective Date of this Agreement. This Agreement can be renewed by mutual written agreement of STI and TE for such additional period(s) as may be required by TE to complete an assigned task.

STI can terminate this agreement without notice and without liability for any material breach of this Agreement or term or condition herein.

STI and Principal shall each have the option to terminate this Agreement upon mutual agreement or unilaterally upon sixty (60) days written notice.

9. RELATIONSHIP OF STI AND PRINCIPAL — INDEPENDENT CONTRACTOR STATUS. It is the express agreement of the parties that Principal is an independent contractor and not an employee, agent, joint venture or partner of STI. Nothing in this Agreement shall be construed or interpreted as creating or establishing the relationship of employer and employee between STI and Principal or between STI and any employee or agent of Principal.

STI / TE Management Agreement July 1, 2004	STI___
TE___

Principal will determine the method, details, and means of performing this service. Principal is not entitled to any of the benefits that STI provides for its employees including, but not limited to, worker’s compensation insurance, unemployment insurance, stock options (except as noted in Section 3 of this Agreement), the Employee Stock Purchase Plan, or the Pension and Profit-sharing Plan. Principal is responsible for paying all required state and federal taxes.

Principal shall retain the right to perform services for others during the term of this Agreement. However, because of the proprietary nature of STI’s business Principal shall inform STI in advance of furnishing services to STI’s competitors STI shall retain the right to terminate this Agreement if, in STI’s sole judgment, Principal’s relationships with other parties constitutes an actual or potential conflict of interest.

STI shall have no right to control the manner or determine the method of accomplishing Principal’s services. STI will not withhold FICA (Social Security) from payments to Principal; STI will not make state or federal unemployment insurance contributions on behalf of Principal; STI will not obtain workers’ compensation insurance on behalf on Principal; STI will not withhold income tax from payments to Principal; STI will not make disability insurance contributions on behalf of Principal.

10. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

SUPERCONDUCTOR TECHNOLOGIES INC.:	TRILOGY ENTERPRISES LLC:

M. Peter Thomas	Henry A. Macchio
President and CEO	President
460 Ward Drive	[OMITTED]
Santa Barbara, CA 93111

11. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

12. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California without regard to conflict of laws principles.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

STI / TE Management Agreement July 1, 2004	STI___
TE___

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below.

SUPERCONDUCTOR TECHNOLOGIES INC.		TRILOGY ENTERPRISES LLC

By:		By:
	M. Peter Thomas President and CEO		Henry A. Macchio President

Date:		Date:

STI / TE Management Agreement July 1, 2004	STI___
TE___

Exhibit A

Services Provided by Trilogy Enterprises LLC
Under Management Agreement
between
Superconductor Technologies Inc. and Trilogy Enterprises LLC
dated July 19, 2004

Act as Vice President of Product Marketing responsible for managing present product management organization and developing product strategies and product plans, including pricing strategies and value propositions, for all STI products, with special emphasis on AmpLink and power amplifiers. Undertake to position and sell AmpLink to OEMs (Are they friend or foe?). Develop a long-term product strategy for STI with consideration of integrated booster products and RF Modules. Develop strategic partnerships where appropriate.

STI / TE Management Agreement July 1, 2004	STI___
TE___